Exhibit (iii)

Fidelity Bond Premium Allocations
	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Calvert Flexible Bond Fund	205.6	0.64%	$194.80
Calvert Emerging Markets Advancement Fund	52.8	0.16%	$48.70
Calvert Growth Allocation Fund	241.7	0.75%	$228.29
Calvert Balanced Fund	1,098.6	3.43%	$1,044.02
Calvert Bond Fund	2,113.7	6.59%	$2,005.86
Calvert Conservative Allocation Fund	271.5	0.85%	$258.72
Calvert Emerging Markets Equity Fund	4,435.2	13.84%	$4,212.62
Calvert Equity Fund	5,616.9	17.54%	$5,338.84
Calvert Floating-Rate Advantage Fund	98.6	0.31%	$94.36
Calvert Global Energy Solutions Fund	202.2	0.63%	$191.76
Calvert Global Water Fund	496.3	1.55%	$471.79
Calvert Green Bond Fund	790.7	2.47%	$751.82
Calvert High Yield Bond Fund	370.4	1.16%	$353.08
Calvert Income Fund	683.2	2.13%	$648.33
Calvert International Equity Fund	759.9	2.37%	$721.38
Calvert International Opportunities Fund	443.2	1.38%	$420.04
Calvert International Responsible Index Fund	365.5	1.14%	$346.99
Calvert Long-Term Income Fund	106.7	0.33%	$100.45
Calvert Mid-Cap Fund	283.9	0.89%	$270.90
Calvert Moderate Allocation Fund	402.0	1.25%	$380.48
Calvert Responsible Municipal Income Fund	377.3	1.18%	$359.17
Calvert Short Duration Income Fund	1,775.3	5.54%	$1,686.27
Calvert Small-Cap Fund	2,247.5	7.01%	$2,133.70

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Calvert Ultra-Short Duration Income Fund	834.5	2.60%	$791.39
Calvert US Large-Cap Core Responsible Index Fund	3,725.4	11.62%	$3,536.90
Calvert US Large-Cap Growth Responsible Index Fund	176.3	0.55%	$167.41
Calvert US Large-Cap Value Responsible Index Fund	1,033.6	3.22%	$980.10
Calvert US Mid-Cap Core Responsible Index Fund	163.8	0.51%	$155.23
Calvert VP EAFE International Index Portfolio	127.2	0.40%	$121.75
Calvert VP Investment Grade Bond Index Portfolio	146.9	0.46%	$140.01
Calvert VP NASDAQ 100 Index Portfolio	268.0	0.84%	$255.68
Calvert VP Russell 2000 Small Cap Index Portfolio	237.3	0.74%	$225.24
Calvert VP S&P 500 Index Portfolio	485.0	1.51%	$459.61
Calvert VP S&P MidCap 400 Index Portfolio	618.7	1.93%	$587.45
Calvert VP SRI Balanced Portfolio	421.5	1.32%	$401.78
Calvert VP SRI Mid Cap Portfolio	37.0	0.12%	$36.53
Calvert VP Volatility Managed Growth Portfolio	138.4	0.43%	$130.88
Calvert VP Volatility Managed Moderate Growth Portfolio	87.8	0.27%	$82.18
Calvert VP Volatility Managed Moderate Portfolio	110.4	0.34%	$103.49
Totals	$ 32,050.50	100.00%	$30,438.00

	Total Fund Allocations (50%)		$30,438.00
	CRM (50%)		$30,439.00
	Total Premium		$60,877.00